UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2018

ELEVEN BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On March 21, 2018, Eleven Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) for the sale by the Company of 7,968,128 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.13 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 7,968,128 shares of Common Stock at a purchase price of $0.125 per warrant (the “Warrants” and the Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). Subject to certain ownership limitations, the Warrants are exercisable immediately upon issuance at an exercise price equal to $1.20 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the issuance date. The closing of the sales of these securities under the Purchase Agreement occurred on March 23, 2018 (the “Closing”). The Securities Purchase Agreement contains representations, warranties and covenants of the Investors and the Company that are typical for transactions of this type.

The Company estimates that the net proceeds from the transactions will be approximately $9.0 million, after deducting certain fees due to the placement agent and other estimated transaction expenses. The net proceeds received by the Company from the transactions will be used to continue to fund the clinical development of Vicinium and for general corporate purposes, which may include capital expenditures and funding the Company’s working capital needs.

The Common Shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2015 and subsequently declared effective on March 20, 2015 (File No. 333-202676), and the base prospectus dated as of March 20, 2015 contained therein. The Company filed a prospectus supplement with the SEC on March 23, 2018 in connection with the sale of the Common Shares.

The Warrants and Warrants Shares were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b)

promulgated thereunder as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

Pursuant to the Purchase Agreement, the Company agreed to prepare and file a registration statement with the SEC within 45 days after the Closing for purposes of registering the resale of the Warrant Shares and any shares of Common Stock issued as a dividend or other distribution with respect to the Warrant Shares. The Company agreed to use its best efforts to cause this registration statement to be declared effective by the SEC within 181 days after the Closing.

On March 21, 2018, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with Laidlaw & Company (UK) Ltd. (“Laidlaw”), pursuant to which Laidlaw agreed to serve as exclusive placement agent for the issuance and sale of the Common Shares and the Warrants. The Company has agreed to pay Laidlaw an aggregate fee equal to 6.5% of the gross proceeds received by the Company from the sale of certain securities in the transactions. The Company will also pay Laidlaw up to $100,000 of fees and expenses incurred. The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The representations, warranties and covenants contained in each of the Purchase Agreement and the Placement Agent Agreement were made solely for the benefit of the parties to the Purchase Agreement and Laidlaw, respectively. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and Laidlaw, as applicable, and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and the Placement Agent Agreement are included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Purchase Agreement and Placement Agent Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the form of Warrant and the Placement Agent Agreement are filed as Exhibits 10.1, 4.1 and 1.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 2.02 – Results of Operations and Financial Condition.

On March 23, 2018, the Company disclosed in a prospectus supplement preliminary financial data of cash and cash equivalents of approximately $14.7 million, as of December 31, 2017. The preliminary financial data included in the prospectus supplement and this Current Report on Form 8-K have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement, dated as of March 21, 2018 by and between Eleven Biotherapeutics, Inc. and Laidlaw & Company (UK) Ltd.
4.1	Form of Warrant
5.1	Legal Opinion of Hogan Lovells US LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 23, 2018

Eleven Biotherapeutics, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer, Secretary and Treasurer